Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is hereby entered into effective as of June 22, 2023, by and between Sterling Bancorp, Inc. (the “Company”) and Thomas M. O’Brien (“Executive”). Any reference to the “Bank” in this Agreement shall mean Sterling Bank and Trust, F.S.B., or any successor to Sterling Bank and Trust, F.S.B.

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement effective as of June 1, 2020, by and between the Company and Executive (the “Agreement”); and

WHEREAS, the Company and Executive desire to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:

1.	Effective as of July 1, 2023, the following sentence is added to the end of Section 3(a) of the Agreement:

The Company shall pay Executive a base salary at the rate of $950,000 per annum effective beginning as of July 1, 2023 for the remainder of the Executive’s employment under this Agreement, in accordance with the customary payroll practices of the Company, or those of the Bank in accordance with Section 8(b) below.

2.	A new Section 3(e) is added as follows:

(e)     The Executive Compensation Committee of the Board of Directors (“Compensation Committee”), in its sole discretion, may grant Executive a discretionary bonus with respect to calendar year 2023 and thereafter. The amount of any discretionary bonus and the performance criteria, if any, shall be determined by the Compensation Committee in its sole discretion. Any such discretionary bonus shall be paid on the date in the year following the year to which the bonus relates on which annual bonuses are paid generally by the Company to its senior executives unless otherwise determined by the Compensation Committee, subject to Executive’s continued employment with the Company through the bonus payment date.

3.	Capitalized terms nor otherwise defined herein shall have the meanings given in the Agreement. All Section references are to sections of the Agreement unless otherwise specified.

4.	Except as expressly amended herein, all other provisions of the Agreement shall continue in effect and be unaffected hereby.

5.	Except to the extent preempted by federal law, the validity, interpretation, performance, and enforcement of this Amendment shall be governed by the laws of the State of Michigan without regard to principles of conflicts of law of Michigan.

6.	This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Sterling Bancorp, Inc. has caused this Amendment to be executed by its duly authorized officer, and Executive has signed this Amendment on the first date set forth herein.

STERLING BANCORP, INC.		EXECUTIVE

By:	/s/ Elizabeth M. Keogh	/s/ Thomas M. O’Brien
Name:	Elizabeth M. Keogh	Thomas M. O’Brien
Its:	Chief Legal Officer

[Signature Page to Amendment to Employment Agreement]